UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 1, 2021 (May 31, 2021)
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2021, DENTSPLY SIRONA Inc. (the “Company”) announced that Keith J. Ebling, its Executive Vice President and General Counsel, will be leaving the Company in connection with the relocation of his position to the Company’s headquarters in Charlotte, North Carolina and will continue to serve in his present position until his successor is appointed but not beyond December 31, 2021. The Company is conducting a formal search for his replacement.

In connection with the anticipated departure, the Company and Mr. Ebling entered into a Separation and Release of Claims Agreement (the “Separation Agreement”). Mr. Ebling has agreed to serve with the Company until April 1, 2022, or such other date as the Company and Mr. Ebling may mutually agree (the “Separation Date”). During a transition period between December 31, 2021 and the Separation Date, Mr. Ebling will continue his employment as an advisor to the Chief Executive Officer with an annualized base salary of $35,568, and he will not be eligible for an annual bonus in 2022 or additional long-term equity incentive awards. If his successor is appointed before December 31, 2021, he will continue to serve until then in the capacity of Executive Vice President and compensated in accordance with his current employment agreement. Mr. Ebling’s employment will continue under his current employment agreement, except to the extent modified and superseded by the Separation Agreement.

Subject to the terms and conditions of the Separation Agreement, the Company has agreed to provide Mr. Ebling compensation and benefits as follows: (i) an amount equal to $2,525,302.50, payable over 24 months in equal installments following the Separation Date; (ii) continuing eligibility for vesting of stock options and performance based restricted share units for 24 months following the Separation Date, provided that certain restricted share units that vest based on operating margin performance targets vest as set forth in the applicable award agreement; (iii) the immediate vesting of restricted share units that were scheduled to vest within 24 months of the Separation Date; and (iv) payments relating to certain health, retirement and similar benefits, and provision of outplacement services, generally consistent with his employment agreement. Other than as set forth above, any other equity awards are forfeited without further consideration.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No. Description

10.1 Separation and Release of Claims Agreement, dated May 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Donald M. Casey, Jr.
Donald M. Casey, Jr.
Chief Executive Officer

Date: June 1, 2021